APEX

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the reference to our firm under the caption  "Independent  Auditors" and to the use of our report dated  February 2, 2001 relating to American Skandia Life Assurance  Corporation  included in the Registration  Statement (Form N-4 No.  333-49478) and related
Prospectus,  which is part of this  Registration  Statement,  and to the use of our report dated  February 2, 2001 relating to American
Skandia Life Assurance  Corporation  Variable Account B - Class 1 appearing in the Statement of Additional  Information,  which is also part of this Registration Statement.

We also consent to incorporation  by reference  herein of our report dated February 2, 2001 with respect to the consolidated  financial statements  of American  Skandia Life  Assurance  Corporation  for the years ended  December  31, 2000 and 1999  included in the Annual
Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut
September 13, 2001